EXHIBIT 23.1

       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

TO:      Cyberlux Corporation

            As registered independent certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005, included in Cyberlux Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Registration Statement.


                                    /S/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                       Russell Bedford Stefanou Mirchandani LLP


New York, New York
January 25, 2006